Exhibit 99.1

[THE SOUTH FINANCIAL GROUP LOGO]

                                                      102 South Main Street
                                                       Greenville, SC 29601
                                                               864.255.4919

NEWS RELEASE
            ---------------------------------------------------------------

Date:             March 21, 2002

Release Time:     Immediate


            THE SOUTH FINANCIAL GROUP TO ACQUIRE GULF WEST BANKS
                     EXPAND INTO GREATER TAMPA BAY AREA

GREENVILLE, SC - The South Financial Group, Inc. (Nasdaq: TSFG) today announced a definitive agreement to acquire Gulf West Banks, Inc. (Nasdaq:
GWBK) in a stock and cash transaction currently valued at approximately $115 million. Gulf West operates 15 branches in greater Tampa and St. Petersburg, Florida through its subsidiary, Mercantile Bank.

The South Financial Group will merge Mercantile Bank into its Florida banking subsidiary and add approximately $516 million in assets and banking offices in Apollo Beach, Brandon, Clearwater, Largo, New Port Richey, Port Richey, St. Petersburg, Tampa, Temple Terrace and Tierra Verde, Florida. Following the merger, The South Financial Group's Florida banking subsidiary (when combined with Mercantile) will have approximately $1.3 billion in assets and 31 branches, principally in Jacksonville, Orlando, and the greater Tampa Bay area.

"The merger with Gulf West is consistent with our goal of increasing shareholder value by operating in superior markets, where the population and per capita income growth projections well exceed the national averages," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "The purchase of Gulf West adds the high growth markets of Tampa and St. Petersburg to our Florida franchise. We remain committed to profitably expanding our market presence in high-growth Southeastern markets and welcome Gulf West and Gordon W.
Campbell to The South Financial Group family."

Mr. Campbell, who will remain as Vice Chairman of The South Financial Group's Florida banking subsidiary and will join The South Financial Group's board of directors, said, "We are enthusiastic about our merger with The South Financial Group because it makes sense for our shareholders, customers and communities. We are combining our strong position in what we define as a powerhouse market with The South Financial Group's growing presence in Orlando and Jacksonville. The pieces fit together extremely well. All of our offices will remain open, and Gulf West's personnel will bring additional management talent to our combined Florida banking subsidiary. In addition, we are teaming with a partner who shares our focus on earnings growth as a higher priority than market share growth."

In the merger, The South Financial Group will issue approximately 4.5 million shares of common stock and approximately $32.4 million in cash in a transaction in which Gulf West shareholders will have an opportunity to choose between stock and cash consideration. Based on the current price of The South Financial Group stock, each Gulf West shareholder would receive approximately 0.695 shares of The South Financial Group common stock or $13.60 in cash for each share of Gulf West common stock, and the allocation of the purchase price would be approximately 70% stock and 30% cash. The transaction, which is expected to close in the third quarter of 2002, is subject to regulatory approvals as well as the approval of Gulf West shareholders.

The South Financial Group plans to repurchase approximately 1 million shares, or 2.5% of its outstanding common stock, following the completion of the transaction. In addition, The South Financial Group also expects to continue to repurchase common stock under its existing share repurchase program, which currently has approximately 1.5 million authorized shares remaining.

Based on the current price of The South Financial Group stock, the transaction is valued at approximately 265% of Gulf West's book value per share as of December 31, 2001 and 21.6x 2001 earnings. The South Financial Group estimates synergy opportunities of approximately $2.7 million after-tax in 2003. The transaction is expected to be immediately accretive to The South Financial Group's earnings. One-time, merger-related charges of approximately $15 to $17 million pre-tax are anticipated.

The South Financial Group, headquartered in Greenville, South Carolina, is a financial holding company with $6.0 billion in total assets and 90 branch offices in South Carolina, Florida, and North Carolina as of December 31, 2001. It operates two subsidiary banks: Carolina First Bank and Citrus Bank. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina, North Carolina, and on the Internet under the brand name, Bank CaroLine. Citrus Bank operates in Florida, principally in the Jacksonville and Orlando markets. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's web site: www.thesouthgroup.com.


Transaction Summary

Indicated price per share (3/20/02)      $13.60

Initial exchange ratio                   0.695 shares of The South Financial
                                         Group for each Gulf West share

Aggregate transaction value              Approximately $115 million
                                         (consisting of approximately 4.5
                                         million shares of TSFG common
                                         stock and $32.4 million in cash)

Form of consideration                    TSFG common stock and cash
                                         (current allocation is
                                         approximately 70% stock and 30%
                                         cash)

Expected closing                         Third quarter 2002

Anticipated merger-related charges       $15 to $17 million

Anticipated synergies                    Approximately $2.7 million
                                         after-tax in 2003

Due diligence                            Completed

Required approvals                       Regulatory, Gulf West shareholders


Pricing Overview

Price to 2001 EPS ($0.63)                21.6x

Price to 12/31/01 book value ($5.14)     2.65x


Gulf West Profile
-    $516 million bank holding company headquartered in St. Petersburg, FL
-    15 branches in greater Tampa Bay area
-    5-year CAGR for assets of 26% and net income of 42%
-    Q4 2001 annualized ROA of 1.29%
-    Q4 2001 annualized ROE of 16.21%
-    Q4 2001 net interest margin of 4.68%


Conference Call/Webcast Information
         The South Financial Group will conduct a conference call on Friday, March 22, 2002 at 10:00 a.m. (ET) to discuss the acquisition of Gulf West and answer analyst questions. It will also provide a live webcast of the call, which may be accessed through The South Financial Group's Internet site at www.thesouthgroup.com under the Investor Relations tab. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. To participate in the conference call, please call 1-888-405-5393 or 1-212-547-0201 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-888-282-0031 or 1-402-998-0515.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, the estimates of synergies, projected earnings, merger-related charges, and share repurchases. However, these forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks related to: our ability to achieve, manage or maintain growth and execute our business strategy successfully; our ability to close the proposed transaction and integrate Gulf West into our business; and various other factors discussed in detail in our filings with the SEC. For a discussion of certain other factors that may cause such forward-looking statements to differ materially from our actual results, see The South Financial Group's Annual Report on Form 10-K for the year ended December 31, 2001.


CONTACTS:
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919


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